UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 20, 2007

SPACEDEV, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28947	84-1374613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

13855 Stowe Drive, Poway, California  92064
(Address of principal executive offices, with zip code)

(858) 375-2000
(Registrant's telephone number, including area code)

SpaceDev, Inc. (a Colorado corporation)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 3.03                      Material Modification to Rights of Security Holders

Item 8.01                      Other Events

On August 20, 2007, SpaceDev, Inc., a Colorado corporation (“SpaceDev Colorado”), reincorporated in the State of Delaware.  The reincorporation was accomplished by the merger of SpaceDev Colorado with and into SpaceDev, Inc., a Delaware corporation (“SpaceDev Delaware”) which was a wholly owned subsidiary of SpaceDev Colorado (“Reincorporation.”)  SpaceDev Delaware is the surviving corporation and SpaceDev Colorado no longer exists.

The Reincorporation was governed by an Agreement and Plan of Merger, dated August 20, 2007, between SpaceDev Colorado and SpaceDev Delaware.  As a result of the Reincorporation, the Certificate of Incorporation and Bylaws of SpaceDev Delaware govern the surviving corporation.  See copies of the Certificate of Incorporation and Bylaws attached hereto as Exhibits 3.1 and 3.2, respectively.

SpaceDev Delaware has the same authority that SpaceDev Colorado had to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.  As provided by the Agreement and Plan of Merger, each outstanding share of SpaceDev Colorado’s common stock was converted in the Reincorporation merger into one share of common stock of SpaceDev Delaware; each outstanding share of SpaceDev Colorado Series C preferred stock was converted into one share of SpaceDev Delaware Series C preferred stock; and each outstanding share of SpaceDev Colorado Series D-1 preferred stock was converted into one share of SpaceDev Delaware Series D-1 preferred stock.  Shareholders of the former SpaceDev Colorado were not required to exchange their existing stock certificates, which now represent an equivalent number of shares of SpaceDev Delaware stock.

The Reincorporation did not result in any change in the business or principal facilities of SpaceDev.  Upon completion of the merger, the address of SpaceDev Delaware’s principal executive offices is the same as SpaceDev Colorado’s principal executive offices, 13855 Stowe Drive, Poway, California.  SpaceDev Colorado’s management and board of directors have continued as the management and board of directors of SpaceDev Delaware.

SpaceDev Delaware’s common stock has continued to be listed on the NASD OTC Bulletin Board, under the ticker symbol “SPDV.OB.”

SpaceDev Colorado had 30,249,519 shares of common stock issued and outstanding prior to the merger and 30,249,519 shares of SpaceDev Delaware common stock are now issued and outstanding.

In connection with the completion of the Reincorporation and by operation of Rule 12g-3 under the Securities Exchange Act of 1934, SpaceDev Delaware’s common stock is deemed registered under Section 12(g) of the Exchange Act and SpaceDev Delaware has succeeded to SpaceDev Colorado’s attributes as the Exchange Act registrant.

For purposes of the Securities Act of 1933, the issuance of SpaceDev Delaware shares in the Reincorporation merger did not involve an offer or sale of such shares, due to Rule 145(a)(2) under the Securities Act.

Item 9.01                      Financial Statements and Exhibits

Exhibit Number	Description
3.1	Certificate of Incorporation of SpaceDev, Inc., a Delaware corporation
3.2	Bylaws of SpaceDev, Inc., a Delaware corporation
10.1	Agreement and Plan of Merger, dated as of August 20, 2007, between SpaceDev Colorado and SpaceDev Delaware

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEDEV, INC. (a Delaware corporation:  on its own behalf and on behalf of its predecessor SpaceDev, Inc., a Colorado corporation)

Date: August 23, 2007	By:	/s/ Richard B. Slansky
    Richard B. Slansky
    President and Chief Financial Officer